As filed with the Securities and Exchange Commission on May 31, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HFF, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	51-0610340
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Oxford Centre 301 Grant Street, Suite 1100 Pittsburgh, PA	15219
(Address of principal executive offices)	(Zip Code)

HFF, Inc.

2006 Omnibus Incentive Compensation Plan

HFF, Inc.

2016 Equity Incentive Plan

(Full Title of the Plan)

Mark D. Gibson

Chief Executive Officer

One Oxford Centre

301 Grant Street, Suite 1100

Pittsburgh, PA 15219

(412) 281-8714

(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:

James A. Lebovitz, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(5)	Proposed Maximum Offering Price Per Share(6)	Proposed Maximum Aggregate Offering Price(6)	Amount Of Registration Fee
Class A Common Stock, par value $.01 per share(1)	4,050,000 shares	$31.29	$126,724,500	$12,761
Class A Common Stock, par value $.01 per share(2)(4)	122,600 shares	$31.29	$3,836,154	$386
Class A Common Stock, par value $.01 per share(3)(4)	2,096,853 shares	$31.29	$65,610,530	$6,607
Total	6,269,453 shares	$31.29	$196,171,184	$19,754

(1)	Represents 4,050,000 shares of the Class A common stock, par value $0.01 per share (“Common Stock”) of HFF, Inc. (the “Registrant”) to be registered for issuance under the Registrant’s 2016 Equity Incentive Plan (the “Incentive Plan”).
(2)	Represents 122,600 shares of Common Stock that were previously registered by the Registrant and available for grant under the Registrant’s 2006 Omnibus Incentive Compensation Plan (the “Prior Plan”) but were not subject to outstanding awards on May 31, 2016 and are now available for grant under the Incentive Plan pursuant to Section 5.1 of the Incentive Plan (the “Remaining Shares”).
(3)	Represents 2,096,853 shares of Common Stock that are currently subject to awards under the Prior Plan but which will become available for grant under the Incentive Plan to the extent that any award under the Prior Plan, or any portion thereof, is cancelled, terminated, forfeited or lapses without the issuance of Common Stock (the “Outstanding Award Shares,” and together with the “Remaining Shares,” the “Carry Forward Shares”).
(4)	The Carry Forward Shares were previously registered under the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 2, 2007 (File No. 333-140421) (the “Prior Registration Statement”), and the Registrant paid the required fee. The Registrant has concurrently filed Post-Effective Amendment No. 1 to the Prior Registration Statement deregistering the Carry Forward Shares thereunder.
(5)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(6)	Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low selling price per share of Common Stock on May 26, 2016, as reported by the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by HFF, Inc. (the “Registrant”), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the calendar year ending December 31, 2015, as filed with the Commission on February 26, 2016;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016, as filed with the Commission on May 6, 2016;

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 22, 2016, February 23, 2016 and April 28, 2016;

(d) The description of the Registrant’s Common Stock contained in the Registration Statement on Form S-1, filed on January 8, 2007, including any amendment or report filed for the purpose of updating such description;

(e) all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.

Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document, which is incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees).

Our amended and restated certificate of incorporation eliminates the personal liability of our directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation provides for such limitations on liability for our directors.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have purchased liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (filed herewith).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed by the Registrant on December 22, 2006 (file number 333-138579)).

5.1	Opinion of Dechert LLP.

10.1	HFF, Inc. 2006 Omnibus Incentive Compensation Plan, dated January 30, 2007 (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 filed by the Registrant on January 8, 2007 (file number 333-138579)).

10.2	HFF, Inc. 2016 Equity Incentive Plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed by the Registrant on April 29, 2016 (file number 001-33280)).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Dechert LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania, on this 31st day of May, 2016.

HFF, INC.

By:	/s/ Mark D. Gibson
Mark D. Gibson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark D. Gibson and Gregory R. Conley, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

/s/ Mark D. Gibson	Chief Executive Officer, Director and Executive Managing Director (Principal Executive Officer)	May 31, 2016
Mark D. Gibson		Date

/s/ Gregory R. Conley	Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2016
Gregory R. Conley		Date

/s/ Deborah H. McAneny	Director	May 31, 2016
Deborah H. McAneny		Date

/s/ Susan P. McGalla	Director	May 31, 2016
Susan P. McGalla		Date

/s/ George L. Miles, Jr.	Director	May 31, 2016
George L. Miles, Jr.		Date

/s/ Morgan K. O’Brien	Director	May 31, 2016
Morgan K. O’Brien		Date

/s/ Lenore M. Sullivan	Director	May 31, 2016
Lenore M. Sullivan		Date

/s/ Joe B. Thornton, Jr.	Director	May 31, 2016
Joe B. Thornton, Jr.		Date

/s/ Steven E. Wheeler	Director	May 31, 2016
Steven E. Wheeler		Date

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (filed herewith).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed by the Registrant on December 22, 2006 (file number 333-138579)).

5.1	Opinion of Dechert LLP.

10.1	HFF, Inc. 2006 Omnibus Incentive Compensation Plan, dated January 30, 2007 (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 filed by the Registrant on January 8, 2007 (file number 333-138579)).

10.2	HFF, Inc. 2016 Equity Incentive Plan (incorporated by reference to Annex B to Registrant’s Definitive Proxy Statement on Schedule 14A filed by the Registrant on April 29, 2016 (file number 001-33280)).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Dechert LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page).